Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80577 and 333-00514) of RadiSys Corporation of our report dated January 27, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule.



Price Waterhouse LLP

Portland, Oregon
February 12, 1997